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                                                                    EXHIBIT 10.9

                        JACOBS ENGINEERING GROUP INC.

                       1989 EMPLOYEE STOCK PURCHASE PLAN

                           (As Amended and Restated)

                               February 21, 1992


       1. Purposes of the Plan.

       This Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by employees of Jacobs Engineering Group Inc. (the "Company") and certain subsidiaries of the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

       2. Administration.

       The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not less than three (3) members of the Board. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation and Benefits Committee of the Board shall function as the Committee. Members of the Committee shall be members of the Board who are not eligible to participate under the Plan or any other plan of the Company or its affiliates authorizing discretionary grants or awards of stock, stock options or stock appreciation rights and who have not been eligible to so participate for at least one (1) year prior to service as an administrator of the Plan. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule or regulation. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan except as otherwise provided in this Plan. The Committee is authorized to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations for the administration of the Plan, and to take any other action in connection with the administration of the Plan and options granted hereunder that it deems proper.

       3. Grant of Options.

       The Company shall grant to all eligible employees options to purchase Common Stock of the Company in accordance with this Plan. All employees granted options under the Plan shall have the same rights and privileges.

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       An option may be granted effective only on the first day of a six-
month election period referred to in Paragraph 5 of the Plan. No option shall be treated as granted prior to the first day of such election period.

       4. Eligible Employees.

       The employees eligible to receive options under the Plan shall be all employees of the Company and all corporations that now are or hereafter become domestic United States subsidiary corporations (as defined in Section 425(f) of the Internal Revenue Code) and all employees of any foreign subsidiary corporation designated from time to time by the Board of Directors. The Board of Directors of the Company may change the designation of participating subsidiaries at any time.

       However, options shall not be granted to employees who normally work fewer than 20 hours each week, employees who normally work five or fewer months during the fiscal year of the Company, and employees who have completed less than one year of service with the Company or a participating subsidiary of the Company.

       Employees of companies that have become subsidiaries by reason of having been acquired by the Company or a subsidiary and companies that have been merged with the Company or a subsidiary shall receive credit for the time they have worked for such acquired or merged company.

       Any employee who would own more than five percent of the Common Stock in the Company immediately after an option under this Plan is granted shall also be excluded from eligibility. Stock that the employee may purchase under all outstanding stock options granted to him by the Company shall be treated as stock owned by the employee for such purposes, even though the option is not presently exercisable.

       5. Exercise of Option

       The employee may exercise the option to acquire the stock by completing a Payroll Deduction Authorization Form in such form as shall have been approved from time to time by the Committee. The election to exercise the option shall be effective for a six month election period. The six-month election periods shall be from September 1 to February 28/29, and from March 1 to August 31 of each year. The election shall be irrevocable.

       In no event may an option be exercised later than the period of time specified in Section 423(b)(7)(B) of the Internal

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Revenue Code. The option shall be treated as exercised on the last day of the six-month election period.

       6. Payment of Purchase Price.

       If an employee exercises an option to purchase stock of the Company under the Plan, the employee shall pay for the stock with after-tax salary reduction contributions. The Company shall reduce an employee's salary or wages by any integral percentage from 2% to 15% of basic compensation. The employee's basic compensation shall include only regular fixed basic compensation, and shall not include any bonus, overtime payment, contribution to an employee benefit plan or other similar payment or contribution.

          The employee shall specify the amount of salary reduction on the Payroll Deduction Authorization Form referred to above. The salary reduction contributions shall continue throughout the six-month election period.

       As soon as practical after the end of the six-month election period, the Company shall issue to the eligible employees who have exercised their options Common Stock of the Company at the discounted prices specified in Paragraph 8 of this Plan. The number of shares purchased shall be based upon the aggregate amount of salary reduction contributions during the six-month election period. No interest shall accrue on the salary reduction contributions prior to purchase of the Common Stock.

       7. Fractional Shares.

       The Committee shall not purchase fractional shares. In the event that the amount of salary reduction contributions of any employee is not exactly equal to the purchase price for a whole number of shares, then any excess amount shall be used to purchase additional shares of Common Stock during the next six-month election period, or refunded to the employee without interest in the event that the employee does not elect to purchase Common Stock during the next six-month election period.

       8. Purchase Price.

       The purchase price for the Common Stock shall be the lower of (a) 90% of the fair market value of the Common Stock on the first day of a six-month election period for which an option has been exercised, or (b) 90% of the fair market value of the Common Stock on the last day of such election period. In no event shall the purchase price be less than the price specified in Section 423(b)(6) of the Internal Revenue Code.

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       The fair market value for such purposes shall be the closing price of the
Common Stock on the composite transactions report of the national securities exchange on which the Common Stock is then listed for the day on which the value is to be determined. If such date is a Saturday, Sunday, legal holiday or other date on which such exchange is closed, then the fair market value shall be determined as the closing price on the first immediately preceding trading date.

       9. Stock Subject to the Plan.

       The total number of shares of Common Stock authorized to be issued under this Plan is one million (1,000,000) shares, subject to adjustment as provided in Paragraph 17. These shares may be authorized but unissued shares, or issued shares which have been reacquired by the Company from any person.

       10. Maximum Amount of Option Stock.

       The maximum fair market value of Common Stock which an employee may accrue the right to purchase under the Plan and any other employee stock purchase plan of the Company or any subsidiary in any calendar year may not exceed $25,000. The fair market value of the Common Stock for such purposes shall be determined on the date that each option is granted (on the first day of each six-month election period).

       The maximum number of shares that an employee may purchase for any six-month election period shall be determined on the first day of the election period. The maximum number shall be determined by dividing 15 percent of total salary or wages to be earned by each employee during the six-month election period (based on the assumption that the employee's basic compensation does not change after the first day of the election period) by an amount equal to 90% of the fair market value of the Common Stock on the first day of the election period. Any excess withholdings shall be used to buy Common Stock during the next six-month election period or refunded to the employee without interest in the event the employee does not elect to purchase Common Stock during the next six-month election period.

       11. Restrictions on Transferability.

       An employee may not transfer an option other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act. Only the employee may exercise an option during his lifetime.

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       12. Termination of Employment.

       In the event that an eligible employee ceases to be employed by the Company or a participating subsidiary for any reason, including death, disability, retirement or voluntary or involuntary termination, then the employee's rights under the Plan shall terminate. The Company shall refund to the employee without interest the salary reduction contributions made by the employee during the election period in which termination occurs.

       13. Rights as a Stockholder.

       No employee shall have any rights as a stockholder as to shares being purchased during any six-month election period until after the end of a six-month election period when the Common Stock has actually been issued to the employee. No adjustment shall be made or additional amount paid as a result of dividends or other rights for which the record date is prior to the date of such issuance.

       14. Listing, Registration and Qualification of Shares

       The issuance of Common Stock under this Plan shall be subject to applicable securities and other laws, including listing of the Common Stock on all stock exchanges on which the Common Stock may be, from time to time, listed and the registration of the Common Stock and options under the Securities Act of 1933.

       15. Term of the Plan.

       The term of the Plan shall be for a period of 10 years commencing on March 1, 1989 and ending on February 28, 1999.

       16. Amendments.

       The Board may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part, from time to time and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Plan under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") with respect to employees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any option granted thereunder, without the approval of the stockholders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company to increase the number of shares of Stock on which options may be granted, or materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility

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for participation in the Plan, or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive, other than pursuant to a non-discretionary formula plan, a grant or award of a stock option, a stock appreciation right or other equity security of the Company. Without limiting the foregoing, the Committee may make amendments or adopt rules and procedures applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

       No amendment or termination or modification of the Plan shall in any manner affect any option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect options theretofore granted upon a finding by the Committee that such amendment or modifications is in the best interest of holders of outstanding options affected thereby.

       This Plan is intended to comply with all applicable requirements of Rule 16b-3 or its successors under the 1934 Act, insofar as participants subject to Section 16 of that Act are concerned. To the extent any provision of the Plan does not so comply, and cannot for any reason be amended by the Board, the provision shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.

       17. Adjustments for Changes in Common Stock.

       In the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization or other similar event, the Board shall make appropriate and proportionate adjustments, including the substitution and issuance of shares in any successor corporation for Common Stock of the Company to be issued under the Plan, to the maximum number of shares subject to the Plan, and the price per share subject to outstanding options.

       18. Miscellaneous.

       This Plan is subject to all of the requirements of Section 423 of the Internal Revenue Code and the regulations thereunder.

       This Plan shall not confer any right on an employee to continue in the employment of the Company or any subsidiary or division of the Company.

       The Company shall not be obligated to issue any shares of Common Stock under the Plan unless and until there has been compliance with such laws and regulations as the Company deems applicable.

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